Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2004, relating to the Financial Statements and schedule of Presstek, Inc. included in Presstek, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004.

/s/ BDO Seidman, LLP

Boston, Massachusetts
January 20, 2005